Exhibit 5.1

Nixon Peabody LLP

437 Madison Avenue

New York, New York 10022-7001

(212) 940-3000

Fax: (212) 940-3111

September 25, 2007

Eaton Vance Corp.

255 State Street

Boston, MA 02109

Ladies and Gentlemen:

We have acted as special counsel to Eaton Vance Corp., a Maryland corporation (the “Company”), in connection with an automatic shelf registration statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof with the Securities and Exchange Commission (the “Commission”) relating to the offer and sale by the Company from time to time pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), of the following securities of the Company: (i) shares of non-voting common stock, $0.00390625 par value per share (the “Non-Voting Common Stock”); (ii) debt securities (the “Debt Securities”); (iii) depositary shares representing fractional interests in one or more classes or series of equity or debt securities (the “Depositary Shares”); (iv) one or more series of warrants having such terms as may be approved by the Company’s Board of Directors or any committee thereof (the “Warrants”); (v) stock purchase contracts to purchase equity securities at a future date or dates (the “Stock Purchase Contracts”); and (vi) stock purchase units (the “Stock Purchase Units”) representing ownership of a Stock Purchase Contract and Debt Securities or other debt obligations of third parties, including United States Treasury Securities (together with the Non-Voting Common Stock, the Debt Securities, the Depositary Shares, the Warrants and the Stock Purchase Contracts, the “Securities”), in amounts, at prices and on terms as shall be designated by the Company at the time of the applicable offering of any of the Securities.

The Securities may be issued, sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus forming a part of the Registration Statement (the “Prospectus”) and any supplements thereto. The Debt Securities will be issued in one or more series pursuant to an indenture, the form of which will be filed as Exhibit 4.1 to the Registration Statement (the “Indenture”). We have assumed that Depositary Shares will be issued in one or more series pursuant to one or more deposit agreements (each, a “Deposit Agreement”) to be entered into between the Company and the depositary party thereto (the “Depositary”). We have assumed that Warrants will be issued in one or more series pursuant to one or more warrant agreements (each, a “Warrant Agreement”) to be entered into between the Company and the warrant agent party thereto (each, a “Warrant Agent”). We have assumed that Stock Purchase Contracts will be issued pursuant to one or more stock purchase contract agreements (each, a “Stock Purchase Contract Agreement”) to be entered into between the Company and the stock purchase contract agent party thereto (the “Stock Purchase Contract Agent”). We have assumed that Stock Purchase Units will be issued pursuant to one or more stock

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September 25, 2007

purchase unit agreements (each, a “Stock Purchase Unit Agreement”) to be entered into between the Company and the stock purchase unit agent party thereto (the “Stock Purchase Unit Agent”). Future amendments and supplements to the Indenture (each an “Amendment” and collectively, the “Amendments”) and each Deposit Agreement, Warrant Agreement, Stock Purchase Contract Agreement and Stock Purchase Unit Agreement, as applicable, will be in a form to be filed as an exhibit to a Current Report on Form 8-K or other report to be filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated in such Registration Statement by reference. The Indenture (as amended or supplemented pursuant to Amendments), Deposit Agreement, Warrant Agreement, Stock Purchase Contract Agreement and Stock Purchase Unit Agreement are hereinafter referred to as the “Securities Documents.”

In connection with the foregoing, we have examined the Registration Statement, the Prospectus and the Indenture. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates and other documents and have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinions expressed below.

As to questions of fact material to our opinions expressed herein, we have, when relevant facts were not independently established, relied upon certificates of, and information received from, the Company and/or representatives of the Company. We have made no independent investigation of the facts stated in such certificates or as to any information received from the Company and/or representatives of the Company and do not opine as to the accuracy of such factual matters. We also have relied, without investigation, upon certificates and other documents from, and conversations with, public officials.

In rendering the following opinions, we have assumed, without investigation, the authenticity of any document or other instrument submitted to us as an original, the conformity to the originals of any document or other instrument submitted to us as a copy, the genuineness of all signatures on such originals or copies, and the legal capacity of natural persons who executed any such document or instrument at the time of execution thereof.

We have further assumed, without investigation, that, when duly executed and delivered by the parties thereto, each Securities Document will be the legal, valid and binding obligation of each party thereto, other than the Company, enforceable against each such party in accordance with its terms and that each Securities Document will be governed by and construed in accordance with the law of the State of New York.

Based upon and subject to the foregoing, and the other qualifications and limitations contained herein, we are of the opinion that:

1. With respect to the shares of any Non-Voting Common Stock offered by the Company, including any Non-Voting Common Stock issuable upon the conversion, exchange or exercise of any Security being offered that has been duly authorized, created, and if appropriate, reserved for issuance upon such conversion, exchange or exercise, when (i) the Securities and the Securities Documents relating thereto, at the time of any offering or sale, have been specifically authorized by the Company’s Board of Directors or an authorized committee thereof for issuance and execution and delivery by the Company, (ii) any Securities have been duly authorized and issued, and the certificates evidencing the same have been duly

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September 25, 2007

executed and delivered, against receipt of the consideration approved by the Company’s Board of Directors which will be no less than the par value thereof, (iii) the Registration Statement, and any post-effective amendments thereto, have become effective under the Securities Act and comply with all applicable laws, (iv) one or more prospectus supplements have been filed with the Commission describing the particular Non-Voting Common Stock offered thereby, (v) all shares of Non-Voting Common Stock have been issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Prospectus and the applicable prospectus supplement relating thereto, (vi) a definitive purchase, underwriting or similar agreement with respect to the Non-Voting Common Stock has been duly authorized and validly executed and delivered by the Company and the other parties thereto, (vii) the terms of the Non-Voting Common Stock do not, and the execution, delivery and performance by the Company of the Securities Documents to which it is a party does not, violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and complies with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (viii) no consent, approval, authorization or other action by, and no notice to or filing with, any governmental body or agency or any other third party is required for the execution, delivery or performance by the Company of any of the Securities Documents to which it is a party or, if any such consent, approval, authorization, action, notice or filing is required, it has been duly obtained, taken, given or made and is in full force and effect, such Non-Voting Common Stock will be duly authorized, validly issued, fully paid and non-assessable.

2. With respect to the issuance and sale of any Debt Securities offered by the Company, including any Debt Security issuable upon the conversion, exchange or exercise of any Security being offered that has been duly authorized, created, and if appropriate, reserved for issuance upon such conversion, exchange or exercise, when (i) the Indenture and any Amendment thereto has been duly executed and delivered by the Company and the trustee named therein, and (ii) the Debt Securities have been executed, authenticated, issued and delivered (a) against receipt of the consideration therefor approved by the Company’s Board of Directors and (b) as provided in the Indenture relating thereto, (iii)  the Debt Securities and the Securities Documents relating thereto, at the time of any offering or sale, have been specifically authorized by the Company’s Board of Directors or an authorized committee thereof for issuance and execution and delivery by the Company, (iv) the Registration Statement, and any post-effective amendments thereto, have become effective under the Securities Act and comply with all applicable laws, (v) one or more prospectus supplements have been filed with the Commission describing the particular Debt Securities offered thereby, (vi) all Debt Securities have been issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Prospectus and the applicable prospectus supplement relating thereto, (vii) a definitive purchase, underwriting or similar agreement with respect to the Debt Securities has been duly authorized and validly executed and delivered by the Company and the other parties thereto, (viii) the terms of the Debt Securities do not, and the execution, delivery and performance by the Company of the Securities Documents to which it is a party does not, violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and complies with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (ix) no consent, approval, authorization or other action by, and no notice to or filing with, any governmental body or agency or any other third party is required for the execution, delivery or performance by the Company of any of the Securities Documents to which it is a party or, if any such consent, approval, authorization, action, notice

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September 25, 2007

or filing is required, it has been duly obtained, taken, given or made and is in full force and effect, such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Indenture, except to the extent that enforcement may be limited by or subject to (a) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, liquidation and other laws relating to or affecting creditors’ rights and remedies (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers), (b) the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the applicable agreements are considered in a proceeding in equity or at law), including, without limitation, the possible unavailability of specific performance, injunctive relief or other equitable remedy and (c) public policy.

3. With respect to the issuance and sale of any Depositary Shares offered by the Company, including any Depositary Shares issuable upon the conversion, exchange or exercise of any Security being offered that has been duly authorized, created, and if appropriate, reserved for issuance upon such conversion, exchange or exercise, when (i) the Deposit Agreement has been duly executed and delivered by the Company and the Depositary, and (ii) the Depositary Shares have been executed, issued and delivered (and the Company will have deposited shares of the equity or debt securities with the Depositary pursuant to the Deposit Agreement) (a) against receipt of the consideration therefor approved by the Company’s Board of Directors and (b) as provided in the Deposit Agreement relating thereto, (iii) the Depositary Shares and the Securities Documents relating thereto, at the time of any offering or sale, have been specifically authorized by the Company’s Board of Directors or an authorized committee thereof for issuance and execution and delivery by the Company, (iv) any Depositary Shares have been duly authorized and issued, and the certificates evidencing the same have been duly executed and delivered, against receipt of the consideration approved by the Company’s Board of Directors which will be no less than the par value thereof, (v) the Registration Statement, and any post-effective amendments thereto, have become effective under the Securities Act and comply with all applicable laws, (vi) one or more prospectus supplements have been filed with the Commission describing the particular Depositary Shares offered thereby, (vii) all Depositary Shares have been issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Prospectus and the applicable prospectus supplement relating thereto, (viii) a definitive purchase, underwriting or similar agreement with respect to the Depositary Shares has been duly authorized and validly executed and delivered by the Company and the other parties thereto, (ix) the terms of the Depositary Shares do not, and the execution, delivery and performance by the Company of the Securities Documents to which it is a party does not, violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and complies with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (x) no consent, approval, authorization or other action by, and no notice to or filing with, any governmental body or agency or any other third party is required for the execution, delivery or performance by the Company of any of the Securities Documents to which it is a party or, if any such consent, approval, authorization, action, notice or filing is required, it has been duly obtained, taken, given or made and is in full force and effect, such Depositary Shares will be validly issued.

4. With respect to the issuance and sale of any Warrants offered by the Company, including any Warrants issuable upon the conversion, exchange or exercise of any Security being offered that has been

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duly authorized, created, and if appropriate, reserved for issuance upon such conversion, exchange or exercise, when (i) the Warrant Agreement has been duly executed and delivered by the Company and the Warrant Agent, and (ii) the Warrants have been executed, countersigned by the Warrant Agent, issued and delivered (a) against receipt of the consideration therefor approved by the Company’s Board of Directors and (b) as provided in the Warrant Agreement relating thereto, (iii) the Warrants and the Securities Documents relating thereto, at the time of any offering or sale, have been specifically authorized by the Company’s Board of Directors or an authorized committee thereof for issuance and execution and delivery by the Company, (iv) any Warrants have been duly authorized and issued, and the certificates evidencing the same have been duly executed and delivered, against receipt of the consideration approved by the Company’s Board of Directors which will be no less than the par value thereof, (v) the Registration Statement, and any post-effective amendments thereto, have become effective under the Securities Act and comply with all applicable laws, (vi) one or more prospectus supplements have been filed with the Commission describing the particular Warrants offered thereby, (vii) all Warrants have been issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Prospectus and the applicable prospectus supplement relating thereto, (viii) a definitive purchase, underwriting or similar agreement with respect to the Securities has been duly authorized and validly executed and delivered by the Company and the other parties thereto, (ix) the terms of the Warrants do not, and the execution, delivery and performance by the Company of the Securities Documents to which it is a party does not, violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and complies with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (x) no consent, approval, authorization or other action by, and no notice to or filing with, any governmental body or agency or any other third party is required for the execution, delivery or performance by the Company of any of the Securities Documents to which it is a party or, if any such consent, approval, authorization, action, notice or filing is required, it has been duly obtained, taken, given or made and is in full force and effect, such Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement may be limited by or subject to (a) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, liquidation and other laws relating to or affecting creditors’ rights and remedies (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers), (b) the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the applicable agreements are considered in a proceeding in equity or at law), including, without limitation, the possible unavailability of specific performance, injunctive relief or other equitable remedy and (c) public policy.

5. With respect to the issuance and sale of any Stock Purchase Contracts offered by the Company, including any Stock Purchase Contracts issuable upon the conversion, exchange or exercise of any Security being offered that has been duly authorized, created, and if appropriate, reserved for issuance upon such conversion, exchange or exercise, when (i) the Stock Purchase Contract Agreement has been duly executed and delivered by the Company and the Stock Purchase Contract Agent, and (ii) the Stock Purchase Contracts have been executed, countersigned by the Stock Purchase Contract Agent, issued and delivered (a) against receipt of the consideration therefor approved by the Company’s Board of Directors and (b) as provided in the Stock Purchase Contract Agreement relating thereto, (iii) the Stock Purchase Contracts and the Securities Documents relating thereto, at the time of any offering or sale, have been

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specifically authorized by the Company’s Board of Directors or an authorized committee thereof for issuance and execution and delivery by the Company, (iv) the Registration Statement, and any post-effective amendments thereto, have become effective under the Securities Act and comply with all applicable laws, (v) one or more prospectus supplements have been filed with the Commission describing the particular Stock Purchase Contracts offered thereby, (vi) all Stock Purchase Contracts have been issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Prospectus and the applicable prospectus supplement relating thereto, (vii) a definitive purchase, underwriting or similar agreement with respect to the Stock Purchase Contracts has been duly authorized and validly executed and delivered by the Company and the other parties thereto, (viii) the terms of the Stock Purchase Contracts do not, and the execution, delivery and performance by the Company of the Securities Documents to which it is a party does not, violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and complies with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (ix) no consent, approval, authorization or other action by, and no notice to or filing with, any governmental body or agency or any other third party is required for the execution, delivery or performance by the Company of any of the Securities Documents to which it is a party or, if any such consent, approval, authorization, action, notice or filing is required, it has been duly obtained, taken, given or made and is in full force and effect, such Stock Purchase Contracts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except to the extent that enforcement may be limited by or subject to (a) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, liquidation and other laws relating to or affecting creditors’ rights and remedies (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers), (b) the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the applicable agreements are considered in a proceeding in equity or at law), including, without limitation, the possible unavailability of specific performance, injunctive relief or other equitable remedy and (c) public policy.

6. With respect to the issuance and sale of any Stock Purchase Units offered by the Company, including any Stock Purchase Units issuable upon the conversion, exchange or exercise of any Security being offered that has been duly authorized, created, and if appropriate, reserved for issuance upon such conversion, exchange or exercise, when (i) the Stock Purchase Unit Agreement has been duly executed and delivered by the Company and the Stock Purchase Unit Agent, and (ii) the Stock Purchase Units have been executed, countersigned by the Stock Purchase Unit Agent, issued and delivered (a) against receipt of the consideration therefor approved by the Company’s Board of Directors and (b) as provided in the Stock Purchase Unit Agreement relating thereto (iii) the Stock Purchase Units and the Securities Documents relating thereto, at the time of any offering or sale, have been specifically authorized by the Company’s Board of Directors or an authorized committee thereof for issuance and execution and delivery by the Company, (iv) the Registration Statement, and any post-effective amendments thereto, have become effective under the Securities Act and comply with all applicable laws, (v) one or more prospectus supplements have been filed with the Commission describing the particular Stock Purchase Units offered thereby, (vi) all Stock Purchase Units have been issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Prospectus and the applicable prospectus supplement relating thereto, (vii) a definitive purchase, underwriting or similar agreement with respect to the Stock Purchase Units has been duly authorized and validly executed and

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delivered by the Company and the other parties thereto, (viii) the terms of the Stock Purchase Units do not, and the execution, delivery and performance by the Company of the Securities Documents to which it is a party does not, violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and complies with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (ix) no consent, approval, authorization or other action by, and no notice to or filing with, any governmental body or agency or any other third party is required for the execution, delivery or performance by the Company of any of the Securities Documents to which it is a party or, if any such consent, approval, authorization, action, notice or filing is required, it has been duly obtained, taken, given or made and is in full force and effect, such Stock Purchase Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement may be limited by or subject to (a) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, liquidation and other laws relating to or affecting creditors’ rights and remedies (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers), (b) the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the applicable agreements are considered in a proceeding in equity or at law), including, without limitation, the possible unavailability of specific performance, injunctive relief or other equitable remedy and (c) public policy.

Members of our firm involved in the preparation of this opinion are licensed to practice law in the State of New York and we do not purport to be experts on, or to express any opinion herein concerning, the laws of any other jurisdiction other than the laws of the State of New York, the federal law of the United States of America and the Maryland General Corporation Law. As used herein, the terms “Maryland General Corporation Law” and “laws of the State of New York” include the statutory provisions contained therein, all applicable provisions of the Maryland and New York Constitutions and reported judicial decisions interpreting such provisions.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name as it appears under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not admit that any member of this firm is an “expert” within the meaning of the Securities Act or the rules and regulations of the Commission thereunder.

We further consent to the filing of this opinion as an exhibit to applications to the securities commissioners of the various states of the United States, to the extent so required, in connection with the registration of the Securities.

This opinion is intended solely for your benefit in connection with the transaction described above and, except as provided in the immediately preceding paragraph, may not be otherwise communicated or furnished to, reproduced, filed publicly or used or relied upon by, any other person or entity for any other purpose without our express prior written consent. This opinion is limited to the matters stated herein, and no opinion or belief is implied or may be inferred beyond the matters expressly stated herein. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Eaton Vance Corp.
September 25, 2007

Very truly yours,

/s/ Nixon Peabody LLP